EXHIBIT 99.1

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated costs and expenses payable by us in connection with the issuance and distribution of $100,000,000 aggregate principal amount of 2.95% First Mortgage Bonds due 2022 being registered pursuant to our Registration Statement on Form S-3ASR (Registration No. 333-170954), as supplemented, other than underwriting discounts and commissions, are set forth as follows:

Registration fee	$11,460
Legal fees and expenses	65,000
Accounting fees and expenses	65,000
Trustee fees	2,500
Rating agency fees	120,000
Indenture recording fees	20,000
Printing and delivery of registration statement, prospectus, certificates, etc.	10,000
Miscellaneous expenses	6,040
Total	$300,000